Registration No. 333-146792

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

GENESIS MICROCHIP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		77-0584301 (I.R.S. Employer Identification Number)
2525 Augustine Drive Santa Clara, CA 95054
(Address of principal executive offices)

GENESIS MICROCHIP INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
GENESIS MICROCHIP INC. 2007 EQUITY INCENTIVE PLAN
GENESIS MICROCHIP INC. 2007 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

_______________

Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, CA 95054
(408) 919-8400
(Name, address and telephone number of agent for service)

Explanatory Statement

On October 18, 2007, Genesis Microchip Inc. (the “Company”) filed a registration statement on Form S-8 (Registration No. 333-146792) (the “Registration Statement”) with the Securities and Exchange Commission registering the offer and sale of: 450,000 shares of common stock, $0.001 par value (“Shares”), under the Genesis Microchip Inc. 1997 Employee Stock Purchase Plan (the “1997 ESPP”); 2,200,000 Shares under the Genesis Microchip Inc. 2007 Employee Stock Purchase Plan (the “2007 ESSP”); and 8,180,048 Shares under the Genesis Microchip Inc. 2007 Equity Incentive Plan (the “EIP”).  All offerings under the Registration Statement have been terminated and the Company is filing this Post-Effective Amendment No. 1 to remove from registration the following number of Shares that have not been sold:  8,180,048 Shares under the EIP; 21,831 Shares under the 1997 ESPP; and 1,996,515 Shares under the 2007 ESPP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 31, 2008.

GENESIS MICROCHIP INC.

By:	/s/ Elias Antoun
	Name:	Elias Antoun
	Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the indicated capacities on January 31, 2008.

Signature	Title

/s/ Elias Antoun	Principal Executive Officer
Elias Antoun

Principal Financial Officer and
/s/ Rick Martig	Principal Accounting Officer
Rick Martig

Director
/s/ Archibald Malone
Archibald Malone

Director
/s/ Reza Kazerounian
Reza Kazerounian